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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                NOVEMBER 1, 1996

                               1ST UNITED BANCORP
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA                              0-20254                        65-0178023
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(STATE OR OTHER                   (COMMISSION FILE                 (IRS EMPLOYER
JURISDICTION OF                       NUMBER)                     IDENTIFICATION
INCORPORATION)                                                        NUMBER)

980 N. FEDERAL HIGHWAY, BOCA RATON, FLORIDA                             33432
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                             (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (407) 392-4000

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ITEM 2     ACQUISITION

      On July 29, 1996 1st United Bancorp ("Bancorp") executed an acquisition agreement (the "Agreement") to acquire Park Bankshares, Inc. ("Bankshares") and its wholly owned subsidiary First National Bank of Lake Park ("First National"). A Form 8-K dated July 29, 1996 was filed upon the signing of this Agreement.

      On November 1, 1996, the transaction was consummated. Under the terms of the Agreement, Bancorp issued approximately 818,000 shares of Bancorp Common Stock to the shareholders of Bankshares. The acquisition is anticipated to be accounted for as a "pooling of interest" under generally accepted accounting principles.

      First National operated out of four locations; its main office in Lake Park and a branch in each of West Palm Beach, Riviera Beach and Jupiter, Florida. At June 30, 1996, Bankshares had net loans, deposits, assets and shareholders' equity of approximately $32.6 million, $62.1 million, $67.2 million and $4.2 million, respectively. In addition at June 30, 1996 Bankshares had no non performing loans or Other Real Estate Owned.

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ITEM 7     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 28.1     (a) Financial Statements

                  1.    Audited financial statements for Park
                        Bankshares, Inc. for the years ended December 31, 1995 and 1994.

                  2. Unaudited financial statements for Park Bankshares, Inc. for the six month period ended June 30, 1996 and 1995.

Exhibit 28.2     (b)    Pro Forma Financial Information

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   1ST UNITED BANCORP

DATE: NOVEMBER 1, 1996             By: /s/ WARREN S. ORLANDO
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                                           WARREN S. ORLANDO
                                           PRESIDENT & CEO